UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 18, 2005


                              U.S. GOLD CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                    0-9137                    84-0796160
(State or other jurisdiction of     (Commission File           (I.R.S. Employer
 incorporation or organization)         Number)              Identification No.)

                         2201 Kipling Street, Suite 100
                             Lakewood, CO 80215-1545
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (303) 238-1438


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

     (a) On August 18, 2005, William W. Reid resigned as the President, Chief Executive Officer and a director of U.S. Gold Corporation and David C. Reid resigned as Vice President and a director of the Company. It is anticipated that the Reids will remain with the Company until approximately September 30, 2005 as consultants.

     (b) Simultaneously with the resignation of the Messrs. William and David Reid, Robert M. McEwen was appointed Chairman of the Board of Directors and elected the Chief Executive Officer of the Company to replace William Reid. Declan Costelloe was appointed to the Board of Directors to fill the vacancy created by the resignation of David Reid. These changes were anticipated in connection with the sale of the Company's common stock to Mr. McEwen, announced on July 29, 2005.

     As previously reported by the Company, Mr. McEwen purchased 11,100,000 shares of the Company's common stock, representing approximately 33.3% of the outstanding voting stock, for a total purchase price of $4 million. Mr. McEwen was granted the right to nominate up to four new members of the Board of Directors, including nominees to fill vacancies created by the departure of directors. The appointment of Messrs. McEwen and Costelloe were made pursuant to that agreement.

     In addition to his new affiliation with the Company, Mr. McEwen is also the Chairman of the Board of Directors of Goldcorp Inc., a position he has occupied for the last 18 years. Until February 2005, he was also the chief executive officer of that company. Goldcorp is incorporated under the laws of the Province of Ontario, Canada, engaged in the exploration and production of gold with securities traded on the Toronto and New York Stock Exchanges.

Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.



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                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           U.S. GOLD CORPORATION



Date: August 19, 2005                       By: /s/ William F. Pass
                                              ----------------------------------
                                              William F. Pass
                                              Vice President, Chief Financial
                                              Officer and Secretary























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